UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 16, 2006

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Manitowoc Company, Inc. filed a Form 8K dated March 16, 2006, which disclosed the amendment to its articles of incorporation. The Manitowoc Company inadvertently excluded as an exhibit the amended articles of incorporation. This Form 8K/A includes the amended articles of incorporation as exhibit 99.1.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2006, the Board of Directors of The Manitowoc Company, Inc. approved an amendment to its articles of incorporation to double the number of issued and unissued shares of its Common Stock, $.01 par value, and thereby to cause a two-for-one stock split of the Company’s Common Stock, without a change in the par value. The amendment was filed on March 16, 2006, and will become effective on March 31, 2006. One additional share of Common Stock will be distributed in book-entry form on each outstanding share of Common Stock on April 10, 2006 to shareholders of record on the effective date of the amendment.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

99.1 Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: March 28, 2006	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 16, 2006

Exhibit No.	Description	Furnished Herewith

99.1	Amendment to Articles of Incorporation	X